                                                                EXHIBIT 10.1



                            EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT is made as of August 4, 1997 between UNIVERSAL STANDARD MEDICAL LABORATORIES, INC., a Michigan corporation (the "Company"), and ALAN S. KER ("Employee").

         WHEREAS, the Company is engaged in the business of operating clinical laboratories and marketing and administrating capitated laboratory and other health care services plans; and

         WHEREAS, Employee is experienced with the management of entities such as Company; and

         WHEREAS, the Company desires to employ Employee, and Employee desires to continue as an employee of the Company, pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Employment. The Company shall employ Employee, and Employee accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 5 hereof (the "Employment Period").

         SECTION 2. Position and Duties.

         (a) During the Employment Period, Employee shall serve as the Vice President, Finance, Chief Financial Officer and Treasurer of the Company, as well as the Vice-President, Finance, Chief Financial Officer, Treasurer and Secretary of the Company's subsidiaries, Universal Standard Managed Care, Inc., Universal Standard Managed Care of Michigan, Inc. and Universal Standard Managed Care of Ohio, Inc. (collectively "USMC"), and shall have the normal duties, responsibilities and authority consistent with such positions, subject to the power of the Chief Executive Officer of the Company to expand or limit such duties, responsibilities and authority. During the term of this Agreement, the Employee shall also serve without additional compensation in such other office to which he may be elected or appointed by the Board of Directors or Chief Executive Officer of the Company.

         (b) Employee shall report directly to the Chief Executive Officer of the Company. During the Employment Period, Employee shall devote his best efforts and his full business time and attention (except for permitted vacation periods and periods of illness) to the business and affairs of the Company and its affiliates. Employee shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

         SECTION 3. Compensation and Benefits.

         (a) During the Employment Period, Employee shall be paid a salary (the "Salary"), which Salary shall be as set forth to Section 3(b) below, and shall be payable in accordance with Section 3(c) below.

         (b) During the Employment Period, the Company shall pay to Employee, as compensation for his services, an annual salary equal to One Hundred and Fifty-Three Thousand Dollars ($153,000).

         (c) The Company shall pay Employee's Salary to Employee in regular installments in accordance with the Company's standard payroll practices.

         (d) During the Employment Period, Employee shall be entitled to participate in all of the Company's employee benefit programs for which executive officer employees of the Company are generally eligible, including medical, dental, life and disability insurance, paid vacation time, and the non-matching 401(k) Retirement Plan.

         (e) During the Employment Period, the Company shall reimburse Employee for all reasonable expenses incurred by him with respect to travel, entertainment and other business expenses which are required to perform his duties under this Agreement to the extent consistent with the Company's applicable policies in effect from time to time; provided, however, that Employee shall not be reimbursed for expenses incurred by him in connection with business use of his automobile since the Employee's salary has been increased by an amount to be used by the Employee to pay such expenses.

         (f) In addition, during the Employment Period, Employee shall be entitled to participate in any stock option or stock purchase plans established by the Company, as determined from time to time by the Company's Compensation Committee or Stock Option Committee.

         SECTION 4. Bonus. During the Employment Period, Employee shall be eligible to participate in the same bonus plans as other executive officers, with Employee's potential annual bonus determined by the Company's Board of Directors, or a committee thereof, in connection with its approval of the bonus plan. For the fiscal year ending December 31, 1997, Employee shall participate in the Executive and Key Manager Compensation Plan.

         SECTION 5. Term; Termination.

         (a) The Employment Period shall be for a period, commencing on the date of this Agreement and ending on December 31, 1999 or, if earlier, (i) termination of Employee's employment with Company for Cause (as defined below),
(ii) termination of Employee's employment with the Company without Cause (as defined below), (iii) termination by the Employee's of his employment with the Company ("resignation"), (iv) Employee's death or (v)

Employee's physical or mental disability which prevents him from performing his obligations hereunder for a period of ninety (90) consecutive days. This Agreement shall terminate at the end of the Employment Period. Any such termination of this Agreement shall not affect the Company's obligation to pay Salary to Employee accrued through the effective date of such termination or severance payments required to be paid pursuant to Section 7 of the Agreement. In no event shall the Company be obligated to pay Employee compensation for any period of absence pursuant to a physical or mental disability (i) for a period extending beyond the date payments are first made under the Company's long-term disability insurance or (ii) once the Employee has been disabled for more than ninety (90) consecutive days, if earlier than the period set forth in (i).

         (b) For purposes of this Agreement, "for Cause", shall mean (i) the Employee's personal dishonesty directly affecting the Company or its affiliates; (ii) gross incompetence as demonstrated by the Employee's inability to perform and carry out the functions required of Employee in a manner consistent and equal to the standards of other employees with similar responsibilities in the industry; (iii) willful or reckless misconduct of Employee; (iv) breach by Employee of fiduciary duty to the Company or its affiliates, involving personal profit; (v) Employee's indictment for any violation of the Medicare or Medicaid laws or other similar laws or regulations or Employee's plea of nolo contenders or conviction under any laws or regulations relating to the Medicare or Medicaid programs or conviction for violation of any law, rule or regulation (other than traffic violations or other minor misdemeanor offenses); (vi) the issuance by any regulatory authority to which the business of the Company or its affiliates is subject of a final and nonappealable order against Employee imposing sanctions against Employee which adversely affect the business and operations of the Company or its affiliates; (vii) repeated and intentional failure of Employee to perform duties required under this Agreement or a material breach of any provision of this Agreement; or (viii) Employee's violation of the Company's Code of Ethics; provided, however, that with respect to clauses (ii), (iii), (iv), (vii) and
(viii) above, such events, occurrences, violations or problems shall constitute "Cause" only if Employee fails to cure such event, occurrence, violation or problem within five (5) days following the date on which written notice specifically identifying such event, occurrence, violation or problem is delivered to Employee. The Company's Board of Directors shall make any determination regarding acts that constitute Cause under this Agreement, provided that all such determinations shall be made in good faith. For purposes of this Agreement, "without Cause" shall mean termination of Employee's employment for any reason other than Employee's death or disability, termination of employment by the Employee or termination of the Employee's employment for Cause.

         (c) Employee hereby understands and agrees that, in the event of the termination of his employment for Cause or due to death, disability or resignation, no severance or other compensation shall be payable to Employee by the Company or its affiliates, and Employee hereby waives any and all claims for severance or other compensation in event of any for Cause termination, or Employee's death, disability or resignation. All compensation and other benefits shall cease to accrue upon the Employee's death, disability, resignation or termination of the Employee's employment for Cause.

         SECTION 6. Suspension. In the event Employee is indicted for any violation of the Medicare or Medicaid laws or other similar laws or regulations, the Company may suspend Employee and Employee shall cease all of his duties for the Company pursuant to this Agreement or otherwise. During any period of suspension, the Company may cease all payments of all compensation and any other benefits to which Employee may be entitled, in which case the Company shall have no obligation to pay such amounts in respect of such period of suspension or to provide such benefits at any future time.

         SECTION 7. Severance. In the event that Employee is terminated by the Company or any successor of the Company without Cause during the Employment Period, the Company shall pay to Employee, as a severance package, his Salary for up to nine (9) months from the date of termination, and the Employee shall be entitled to the continuation of all employee benefit programs which Employee participates in at the time of such termination (other than those benefits which by law or the terms of the program the Employee can no longer participate
in) for such nine (9) month period, except that the Company is not required to continue any employee benefit program which duplicate employee benefits received by Employee in connection with his subsequent employment. Any severance compensation paid to Employee pursuant to this Section shall be paid in the same manner as Salary would have been paid to Employee during the Employment Period. For purposes of COBRA, the Employee's employment shall be deemed to have terminated as of the date of actual termination of employment irrespective of the continuation of salary and benefits for periods thereafter as provided above.

         SECTION 8. Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if (i) sent by certified or registered mail, return receipt requested and postage prepaid, (ii) hand delivered, (iii) sent by a nationally recognized overnight courier or (iv) sent by telephone facsimile transmission (with a confirming copy by First Class mail) as follows:

         If to the Company:

               Universal Standard Medical Laboratories, Inc.
               26500 Northwestern Hwy., Suite 400
               Southfield, MI 48076
               Attention:  Chief Executive Officer
               Facsimile No.: (810) 358-0704

         If to Employee:

               Alan S. Ker
               2497 Tranquil Drive
               Troy, MI  48098
or at such other address as any party may specify by notice given to the other party in accordance with this paragraph. The date of giving of any such notice shall be the date of hand delivery, the date three days following the posting of the mail, the date sent by telephone facsimile, the day after delivery to the overnight courier service.

         SECTION 9. Code of Ethics. Employee hereby acknowledges that he has received and has signed a copy of the Company's Code of Ethics and further agrees to abide by and comply with all of the provisions contained therein. In the event that any of Employee's required duties or responsibilities hereunder would conflict with the provisions of the Company's Code of Ethics, Employee shall so notify the Company in writing, in which case the Company may either waive such provision of the Code of Ethics or waive the requirement of Employee to perform such conflicting duty or responsibility.

         SECTION 10.  Miscellaneous.

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

         (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but when taken together shall constitute but one instrument.

         (c) Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Employee. The Company may freely assign this Agreement and all of its rights and obligations hereunder to any affiliate or to any person or entity in connection with a sale of all or substantially all of the assets of the Company or a sale of 50% or more of the capital stock of the Company. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         (d) Delegation. The Company may perform its obligations under the Agreement directly or may delegate all or a portion of its responsibility for the same to a professional employer organization ("PEO") through which the Employee's services are made available to the Company. The institution of a professional employer arrangement with respect to the Employee's services for the Company does not constitute the termination of the Employee's engagement with the Company for purposes of the Agreement, nor does the transfer of the Employee's from one PEO to another PEO constitute such a termination, so long as his or her services for the Company continue uninterrupted. In the event of the institution of a professional employer arrangement with respect to the Employee's services for the Company, a termination of the engagement of the Employee shall be deemed to have occurred under the Agreement only in the event that the Employee is no longer rendering services to the Company as contemplated by the Agreement. In the event of the institution of a professional employer arrangement with respect to the Employee's services for the Company,

Employee acknowledges that (i) the PEO, under the terms of its agreement with the Company, has the right to immediately terminate the Employee's employment without prior notice and without payment of any post-termination compensation to the Employee and (ii) the PEO shall have no liability under the Agreement except to make compensation payments to the Employee as directed by the Company. In the event of the institution of a professional employer arrangement with respect to the Employee's services for the Company, if the Company desires to terminate continued service from the Employee as contemplated by the Agreement, the Company agrees to either cause the PEO to terminate Employee's employment in accordance with the terms of the Agreement and to pay all amounts due to Employee under the Agreement resulting from such termination or to pay directly to the Employee all amounts that would be due to Employee under the Agreement upon such termination.

         (e) Descriptive Headings. The descriptive headings contained in this Agreement are for convenience only and do not constitute a part of this Agreement.

         (f) Invalidity. In the event that one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. This Agreement was negotiated, drafted and prepared jointly by the Company and Employee and all provisions hereof shall be construed without prejudice to either party.

         (g) Waiver. No failure on the part of either party to exercise, and no delay in exercising or course of dealing with respect to, any right, power or privilege under this Agreement (or breach of any obligation under any other agreement) shall operate as a waiver thereof , nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other agreement (or breach of any obligation under any other agreement) preclude any other or further exercise thereof or hereunder, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (h) Amendments. This Agreement may not be amended, modified or abrogated except in writing executed by each of the parties hereto.

         (i) Entirety. All negotiations and agreements between the parties relating to the subject matter of this Agreement are merged into this Agreement and there are no representations, covenants or agreements of either party other than those expressly set forth herein and that certain Employment

Agreement dated July 30, 1991, as amended, between Employee and the Company be and is hereby terminated.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          UNIVERSAL STANDARD MEDICAL
                                          LABORATORIES, INC.


                                          By: /s/ Eugene Jennings
                                             -----------------------------------
                                             Eugene Jennings

                                          Its:  President


                                             /s/ Alan S. Ker
-------------------------                 --------------------------------------
Witness                                   ALAN S. KER